UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 30, 2010

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32579	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7411 Fullerton Street, Suite 300, Jacksonville, Florida		32256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	800-342-1131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 30, 2010, RailAmerica, Inc. (the "Company") issued a press release announcing that it reached an agreement to acquire Atlas Railroad Construction Company ("Atlas") and related assets for $21.5 million in cash plus closing adjustments for working capital, which are estimated to be approximately $2.5 million. Founded in 1954, Atlas is a railroad engineering, construction, maintenance and repair company operating primarily in the U.S. Midwest and Northeast. Atlas provides railroad construction services principally to public-transit agencies, industrial customers, and short line and regional railroads.

The press release is attached as Exhibit 99.1 to this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

July 7, 2010	By:	B. Clyde Preslar

Name: B. Clyde Preslar
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated June 30, 2010 Announcing Acquisition of Atlas